                                                               EXHIBIT 4.8

   VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT PRIOR TO 5:00 P.M.,EASTERN
                    DAYLIGHT TIME, ON               , 1997

SECURITY CAPITAL ATLANTIC INCORPORATED         RIGHTS CERTIFICATE NO.

CUSIP NO.




Dear Shareholder:

  As the registered owner of this Rights Certificate, you are entitled to subscribe for shares of common stock ("Shares") of Security Capital Atlantic Incorporated ("ATLANTIC") in ATLANTIC's Rights offering at the subscription
price (the "Subscription Price") of $     per Share and upon the terms and
conditions set forth in the enclosed Prospectus dated            , 1997 (the
"Prospectus"). You are entitled to subscribe for one Share at the Subscription
Price for every     Rights held by you. If you were a holder of Shares on
       , 1997 and if you have validly exercised all of the Rights initially issued to you to the extent possible, you have the further right to oversubscribe for additional Shares (the "Oversubscription Privilege"), subject to the maximum number of Shares offered in the Rights offering and certain other restrictions described in the Prospectus, including proration of available Shares. You may not purchase fractional Shares.

  Certificates for Shares purchased pursuant to the exercise of Rights will be mailed as soon as practicable after the receipt of all required documents and payment in full of the Subscription Price due for such Shares. Certificates for Shares purchased pursuant to the exercise of the Oversubscription Privilege will be mailed as soon as practicable after the Expiration Date and the receipt of all required documents and payment in full of the Subscription Price due for such Shares.

                    THIS RIGHTS CERTIFICATE IS TRANSFERABLE

  Payment of the full Subscription Price for all Shares subscribed for pursuant to the exercise of Rights or the Oversubscription Privilege must accompany this properly completed and duly executed Rights Certificate, payable in United States currency by personal check, cashier's check, bank draft or money order drawn on a bank located in the United States, payable to "ATLANTIC Rights Offering", or by wire transfer. Alternatively, subscribers may return a completed Notice of Guaranteed Delivery. PLEASE WRITE YOUR CONTROL NUMBER, SET FORTH ABOVE, ON YOUR CHECK, BANK DRAFT, MONEY ORDER OR NOTICE OF GUARANTEED DELIVERY OR REFER TO IT ON YOUR WIRE TRANSFER.

-------------------------------------------------------------------------------
 SECTION 1: DETAILS OF SUBSCRIPTION--PLEASE PRINT ALL INFORMATION CLEARLY AND
                                    LEGIBLY
-------------------------------------------------------------------------------

               IF YOU WISH TO EXERCISE ALL OF YOUR RIGHTS:

    A: I SUBSCRIBE FOR MY FULL ENTITLEMENT OF SHARES: _____ X $      = $ _______

                                           SHARES

    B: OVERSUBSCRIPTION PRIVILEGE*:                   _____ X $      = $ _______

                                           SHARES

            *I HAVE VALIDLY EXERCISED ALL
            RIGHTS INITIALLY ISSUED TO ME TO
            THE EXTENT POSSIBLE AND WAS A
            HOLDER OF SHARES ON THE RECORD DATE

                                          TOTAL AMOUNT ENCLOSED: $_____________

-------------------------------------------------------------------------------

            IF YOU DO NOT WISH TO EXERCISE ALL OF YOUR RIGHTS:

 C: I SUBSCRIBE FOR ONLY ________ SHARES X $      = $_____(AMOUNT ENCLOSED)
-------------------------------------------------------------------------------

SECURITY CAPITAL                SECURITY CAPITAL             THE FIRST NATIONAL
ATLANTIC INCORPORATED           ATLANTIC INCORPORATED        BANK OF BOSTON



BY /s/ Constance B. Moore   BY /s/ Jeffrey A. Klopf    BY
   ----------------------      --------------------      -------------------
        CO-CHAIRMAN                 SECRETARY

  To exercise all or part of your Rights, please complete part A. or C. of
Section 1 on the reverse side of this certificate and Section 2 below. To exercise your Oversubscription Privilege, please also complete part B of
Section 1 on the reverse side of this certificate.

  The completed Rights Certificate and payment or Notice of Guaranteed Delivery should be mailed or delivered to the Subscription Agent as follows:

           By Regular Mail:                           By Hand:
           BankBoston, N.A.                Securities Transfer & Reporting
       Corporate Reorganization                    Services, Inc.
             P.O. Box 8029                      c/o BankBoston, N.A.
          Mail Stop 45-02-53                  55 Broadway, Third Floor
      Boston, Massachusetts 02266                New York, New York


      By Facsimile Transmission:                By Overnight Courier:
            (617) 575-2232                        BankBoston, N.A.
            (617) 575-2233                    Corporate Reorganization
   (for Eligible Institutions Only)              Mail Stop 45-02-53
         Confirm by Telephone                     150 Royall Street
            (617) 575-3120                   Canton, Massachusetts 02021


 Delivery other than as set forth above will not constitute a valid delivery.

  To transfer your Rights, complete Section 3 only. Refer to the enclosed instructions for further information.

  To sell your Rights, please contact a securities broker of your choice. DO NOT COMPLETE SECTION 3 UNTIL INSTRUCTED BY YOUR BROKER.

  FOR FURTHER INFORMATION CONCERNING COMPLETION AND EXECUTION OF THIS FORM, PLEASE CONTACT ATLANTIC'S INFORMATION AGENT, GEORGESON & COMPANY, INC., AT 1-800-223-2064.

-------------------------------------------------------------------------------

                            SECTION 2: TO SUBSCRIBE

  I acknowledge that I have received the Prospectus for this Rights offering, and I hereby irrevocably subscribe for the number of Shares indicated in
Section 1 on the terms and conditions set forth in the Prospectus.

  I understand that my Rights will be deemed exercised only when a properly completed and duly executed Rights Certificate and payment of the full Subscription Price with respect to such exercise have been received by the Subscription Agent.

SIGNATURE OF
SUBSCRIBER(S): _____________________________    ________________________________

TELEPHONE NUMBER: (       )       _________________________    (daytime)
                   AREA CODE

TELEPHONE NUMBER: (       )       _________________________    (evening)
                   AREA CODE


Address for delivery of Shares if other than as shown on front:

[_] Check here if permanent change

-------------------------------------------------------------------------------

                    SECTION 3. TO TRANSFER OR SELL RIGHTS*

For Value Received, _________ of the Rights represented by this Rights Certificate are assigned to (Print Full Name and Address of Assignee):

_____________________________________     _____________________________________
                           Signature of Assignor(s)

*IF YOU ARE SELLING THESE RIGHTS, PLEASE SEE A SECURITIES DEALER OF YOUR CHOICE BEFORE COMPLETING THIS SECTION. YOUR SIGNATURE(S) MUST MATCH IN EVERY DETAIL THE NAME OF THE REGISTERED OWNER(S) PRINTED ON THE REVERSE SIDE OF THIS CERTIFICATE AND MUST BE GUARANTEED BY A COMMERCIAL BANK, TRUST COMPANY OR CREDIT UNION HAVING AN OFFICE, BRANCH OR AGENCY IN THE UNITED STATES OR BY A MEMBER OF A STOCK TRANSFER ASSOCIATION APPROVED MEDALLION PROGRAM SUCH AS STAMP, SEMP OR MSP.